Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On January 18, 2018, LRAD Corporation, a Delaware corporation (the “Company” or “LRAD”) completed its previously announced acquisition (the “Acquisition”) of Genasys Holding, S.L. and its subsidiaries (“Genasys”), pursuant to a Purchase Agreement (as amended, the “Purchase Agreement”), dated January 18, 2018. The aggregate consideration of $3,011,439 (the “Purchase Price”) consists of $2,826,189 in cash and contingent consideration in the amount of $185,250 related to final closing adjustments as outlined in the Purchase Agreement.

The unaudited pro forma combined financial information is presented to illustrate the effects of the Acquisition by the Company (the “Transaction”).

The unaudited pro forma combined statements of operations for the year ended September 30, 2017, and for the three months ended December 31, 2017 are based upon, derived from and should be read in conjunction with the historical audited consolidated financial statements of the Company for the year ended September 30, 2017, the historical unaudited condensed consolidated financial statements of the Company for the three-month period ended December 31, 2017, and the audited financial statements of Genasys for the year ended December 31, 2017. An unaudited pro forma combined condensed balance sheet for the Company and Genasys at December 31, 2017 was not presented as Genasys’ balance sheet including related acquisition adjustments has already been included in the consolidated balance sheet as of this date.

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States (“US GAAP”) with all amounts stated in U.S. dollars. Genasys prepares its financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) with historical amounts presented in Euro.

The unaudited pro forma combined statements of operations assume that the Transaction occurred on October 1, 2016, the beginning of LRAD’s fiscal year ended September 30, 2017. The historical combined financial information has been adjusted to give effect to pro forma events that are: (1) directly attributable to the Acquisition, (2) factually supportable, and (3) are expected to have a continuing impact on the combined results. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma combined financial information have been made. The assumptions underlying the pro forma adjustments are described fully in the accompanying notes, which should be read in conjunction with the unaudited pro forma combined financial information.

For purposes of the pro forma combined statement of operations for the year ended September 30, 2017, results for Genasys were derived from the statement of comprehensive income of Genasys for the year ended December 31, 2017. For purposes of the pro forma combined statement of operations for the three months ended December 31, 2017, results for Genasys were derived from the historic unaudited accounting records of Genasys for the three months ended December 31, 2017. Such amounts for the three months ended December 31, 2017 of Genasys are also included in the statement of operations data for the year ended December 31, 2017 in the pro forma statement of operations of the Company.

The historical statement of comprehensive income of Genasys has been prepared in accordance with IFRS as issued by the IASB. For the purpose of presenting the unaudited pro forma combined condensed financial information, the statement of comprehensive income relating to Genasys has been adjusted to conform with US GAAP as described in note [2]. In addition, certain adjustments have been made to the historical financial statements of Genasys to reflect reclassifications to conform with the Company’s presentation under US GAAP. The historical financial statements of Genasys were presented in Euros. For the purposes of presenting the unaudited pro forma combined condensed financial information, the adjusted statements of comprehensive income of Genasys for the three month period ended December 31, 2017 and the year ended December 31, 2017 have been translated into U.S. Dollars at the average daily closing rate for the three month period ended December 31, 2017 and the year ended December 31, 2017, respectively

The unaudited pro forma combined financial information is not necessarily indicative of the combined financial position or results of operations that would have been realized had the Transaction occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience after the Transaction. In addition, the accompanying unaudited pro forma combined statements of operations do not include any expected cost savings, operating synergies, or revenue enhancements that may be realized subsequent to the Transaction, or the impact of any non-recurring activity and transaction-related or integration-related costs.

The Unaudited Pro Forma Condensed Consolidated Financial Information should be read in conjunction with the historical financial consolidated financial statements of the Company that have been previously filed with the SEC.

Unaudited Pro Forma Combined Statement of Operations

for the Year ended September 30, 2017

	Historical LRAD	Historical Genasys	Adjustments for Genasys Acquisition	Footnote Reference	Pro Forma
Revenues
Product sales	$19,247,020	$-	$-		$19,247,020
Contract and other	1,067,158	2,089,995	-		3,157,153
Total revenues	20,314,178	2,089,995	-		22,404,173
Cost of revenues	10,035,577	729,984	-		10,765,561
Gross profit	10,278,601	1,360,011	-		11,638,612

Operating expenses
Selling, general and administrative	8,586,288	1,254,861	327,524	4(a)	9,697,275
			(41,016)	4(b)
			(430,382)	4(c)
Research and development	2,500,053	-	-		2,500,053
Total operating expenses	11,086,341	1,254,861	(143,874)		12,197,328

Income (loss) from operations	(807,740)	105,150	143,874		(558,716)

Other income (expense)	128,586	(69,891)	21,774	4(d)	80,469

Income (loss) from operations before income taxes	(679,154)	35,259	165,648		(478,247)
Income tax expense (benefit)	197,600	-	-	4(e)	197,600
Net (loss) income	$(876,754)	$35,259	$165,648		$(675,847)

Net (loss) per common share
-basic and diluted	$(0.03)				$(0.02)

Weighted average common shares outstanding
Basic and diluted	31,855,430				31,855,430

Unaudited Pro Forma Combined Statement of Operations

for the Three Months ended December 31, 2017

	Historical LRAD	Historical Genasys	Adjustments for Genasys Acquisition	Footnote Reference	Pro Forma
Revenues
Product sales	$7,336,025	$-	$-		$7,336,025
Contract and other	292,542	526,613	-		819,155
Total revenues	7,628,567	526,613	-		8,155,180
Cost of revenues	3,671,027	190,417	-		3,861,444
Gross profit	3,957,540	336,196	-		4,293,736

Operating expenses
Selling, general and administrative	2,188,398	388,403	81,881	5(a)	2,501,400
	-	-	(45,016)	5(b)
	-	-	(112,266)	5(c)
Research and development	778,037	-	-		778,037
Total operating expenses	2,966,435	388,403	(75,401)		3,279,437

Income (loss) from operations	991,105	(52,207)	75,401		1,014,299

Other income	34,530	(18,232)	5,389	5(d)	21,687

Income (loss) from operations before income taxes	1,025,635	(70,439)	80,790		1,035,986
Income tax expense (benefit)	2,708,888	-	-	5(e)	2,708,888
Net (loss) income	$(1,683,253)	$(70,439)	$80,790		$(1,672,902)

Net (loss) per common share
-basic and diluted	$(0.05)				$(0.05)

Weighted average common shares outstanding
Basic and diluted	32,236,039				32,236,039

1.	Basis of Presentation

The Acquisition is being accounted for as a business combination using the method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations” (“ASC 805”), and using the fair value concepts defined in ASC Topic 820, “Fair Value Measurements” (“ASC 820”). ASC 820 defines the term “fair value” and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date”. This is an exit price concept for the valuation of an asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgement to the same facts and circumstances, could develop and support a rage of alternative estimated amounts. Under ASC 805, all assets and liabilities assumed are recorded at their acquisition date fair value.

The allocation of the purchase price as reflected in the unaudited pro forma combined financial information is based upon management’s estimates of the fair market value of the assets acquired and liabilities assumed, as if the Acquisition had occurred on the above dates. This allocation of the purchase price depends upon certain estimates and assumptions, which have been made for the purpose of developing the unaudited pro forma combined financial information. Any adjustments to the fair value amounts could have a significant impact on the unaudited pro forma combined financial information contained herein, and our future results of operations and financial position.

Assets acquired and liabilities assumed in a business combination that arise from contingencies must be recognized at fair value if the fair value can be reasonably estimated. If the fair value of an asset or liability that arises from a contingency cannot be determined, the asset or liability would be recognized in accordance with ASC 450, “Disclosure of Certain Loss Contingencies” (“ASC 450”). If the fair value is not determinable and the ASC 450 criteria are not met, no asset or liability would be recognized. Management is not aware of any material contingencies related to Genasys.

2.	Genasys IFRS to US GAAP Adjustments, Reclassifications, and Foreign Currency Translation

The historical financial information of Genasys was prepared in accordance with IFRS as issued by the IASB with all amounts presented in Euro. The unaudited financial information of Genasys reflected in the pro forma financial information has been translated from the Euro amounts to U.S. dollars. In addition, certain balances were reclassified from the Genasys financial statements so that their presentation would be consistent with that of the Company.

Unaudited Statement of Operations in US GAAP for the Year ended December 31, 2017 and the Three Months ended December 31, 2017.

The following table reflects the adjustments made to the Genasys statement of operations for the year ended December 31, 2017 to convert from Euro to U.S. dollars using the historical average exchange rate of $1.129 to €1.00 from January 1, 2017 to December 31, 2017.

	IFRS (EURO)	Reclassifications (EURO)	Footnote	Genasys US GAAP (EURO)	Genasys US GAAP (USD)
Revenue	€1,851,191	€-		€1,851,191	$2,089,995

Cost of revenues
Cost of revenue	-	646,576	2(a)	646,576	729,984
Raw materials and consumables used	87,758	(87,758)	2(a)	-	-
Depreciation and amortization	384,778	(384,778)	2(b)	-	-
Third party services provided	534,854	(209,773)	2(a)	-	-
		(325,081)	2(b)
Employee benefit expense	856,960	(349,045)	2(a)	-	-
		(507,915)	2(b)
Grant Income	(22,000)	22,000	2(d)	-	-
Taxes - other local taxes	3,956	(3,956)	2(b)	-	-
Other income	(110,250)	110,250	2(c)	-	-
Total cost of revenues	1,736,056	(1,089,480)		646,576	729,984
Gross profit	115,135	1,089,480		1,204,615	1,360,011

Operating expenses
Selling, general and administrative expenses	-	1,111,480	2(b),(c)	1,111,480	1,254,861
Research and development	-	-		-	-
Total operating expenses	-	1,111,480		1,111,480	1,254,861

Income (loss) from operations	115,135	(22,000)		93,135	105,150

Other income (expense)	-	(61,905)	2(d)	(61,905)	(69,891)
Finance income	53	(53)	2(d)	-	-
Finance expense	(74,646)	74,646	2(d)	-	-
Exchange variation	(9,312)	9,312	2(d)	-	-
	(83,905)	22,000		(61,905)	(69,891)

Income (loss) from operations before income taxes	31,230	-		31,230	35,259
Income tax expense (benefit)	-			-	-
Net income (loss)	€31,230	€-		€31,230	$35,259

The following table reflects the adjustments made to the Genasys statement of operations for the three months ended December 31, 2017 to convert from Euro to U.S. dollars using the historical average exchange rate of $1.178 to €1.00 from October 1, 2017 to December 31, 2017.

	IFRS (EURO)	Reclassifications (EURO)	Footnote	Genasys US GAAP (EURO)	Genasys US GAAP (USD)
Revenue	€447,040	€-		€447,040	$526,613

Cost of revenues
Cost of revenue	-	161,644	2(a)	161,644	190,417
Raw materials and consumables used	21,940	(21,940)	2(a)	-	-
Depreciation and amortization	96,194	(96,194)	2(b)	-	-
Third party services provided	146,225	(52,443)	2(a)	-	-
		(93,782)	2(b)	-
Employee benefit expense	227,739	(87,261)	2(a)	-	-
		(140,478)	2(b)	-
Grant Income	(5,500)	5,500	2(d)	-	-
Taxes - other local taxes	989	(989)	2(b)	-	-
Other results	(1,729)	1,729	2(c)	-	-
Total cost of revenues	485,858	(324,214)		161,644	190,417
Gross profit	(38,818)	324,214		285,396	336,196

Operating expenses
Selling, general and administrative expenses	-	329,714	2(b),(c)	329,714	388,403
	-
Research and development	-	-		-	-
Total operating expenses	-	329,714		329,714	388,403

Income (loss) from operations	(38,818)	(5,500)		(44,318)	(52,207)

Other income (expense)	-	(15,477)	2(d)	(15,477)	(18,232)
Finance income	13	(13)	2(d)	-	-
Finance expense	(18,662)	18,662	2(d)	-	-
Exchange variation	(2,328)	2,328	2(d)	-	-
	(20,977)	5,500		(15,477)	(18,232)

Income (loss) from operations before income taxes	(59,795)	-		(59,795)	(70,439)
Income tax expense (benefit)	-			-	-
Net income (loss)	€(59,795)	-		€(59,795)	$(70,439)

2(a)	To reclassify direct expenses to cost of sales.
2(b)	To reclassify selling expenses, administrative expenses and other general expenses to selling, general and administrative expense.
2(c)	To reclassify other income results to selling, general and administrative expense. This represents the reversal of an accrued liability.
2(d)	To reclassify interest income, other income, other expenses, and foreign currency expense and (income) to other expense (income).

3.	Purchase Price Allocation

The allocation of the purchase price to the fair value of assets acquired and liabilities assumed, prepared as if the acquisition date were December 31, 2017, is presented in the table below. Amounts which reference the total consideration transferred were translated from Euro to U.S. dollars using the spot rate of $1.235 to €1.00 as of January 18, 2018.

	Note
Calculation of consideration
Cash consideration transferred	3(a)	$2,826,189
Contingent and deferred consideration	3(b)	185,250
Fair value of total consideration transferred		$3,011,439

Recognized amounts of identifiable assets acquired and acquired and liabilities assumed:
Book value of Genasys net assets		$1,234,019
Adjusted for:
Debt retired at closing	3(a)	450,676
Elimination of existing goodwill and intangible assets	3(c)	(3,133,082)
Adjusted book value of net assets acquired		(1,448,387)
Fair value adjustments
Intangible Assets	3(e)	1,850,000
Property and equipment	3(d)	-
Goodwill	3(f)	2,609,826
		$3,011,439

3(a)

Represents cash consideration transferred in the amount of €2,288,412 translated into U.S. dollars using the spot rate of $1.235 to €1.00 as of January 18, 2018, which is $2,826,189 in cash consideration. The cash consideration transferred includes €364,920 ($450,676) related to the payment of outstanding notes to Genasys shareholders.

3(b)

As part of the transaction, an acquisition escrow liability was of $185,250 was recorded in accrued liabilities. This payment was contingent on Genasys meeting certain agreed upon working capital targets and was paid to the former shareholders of Genasys.

3(c)

Prior to the Acquisition, Genasys' historical balance sheet included $3,109,680 of goodwill $971,799 of capitalized development and $23,402 of intangible assets, which were fair valued at $0 as part of the purchase accounting. Refer to Note3(f) for more information on the goodwill to be recognized as a result of the Acquisition. Refer to Note 3(e) for more information on the identified intangible assets resulting from the Acquisition.

3(d)

Based on information received to date, the Company determined the fair value of property and equipment was not materially different from the historical carrying value of property and equipment; therefore the historical carrying value has been used in the purchase price allocation.

3(e)

Represents the adjustment of $1,850,000 to record the fair value of intangible assets identified in the acquisition, which includes $690,000 for technology, $660,000 for customer relationships, $240,000 for trade names, and $260,000 for employment contracts. The fair value of identifiable intangible assets is determined based on the assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset. No deferred tax liability has been recorded due to offsetting deferred tax assets acquired.

3(f)

As a result of the Acquisition, new goodwill is calculated as the difference between the fair value of the consideration transferred and the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed.

The fair value estimate for identifiable intangible assets is determined based on the assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use).

Some of the more significant assumptions inherent in the development of the identifiable intangible assets valuations, from the perspective of a market participant, include the estimated after-tax cash flows that will be received for the intangible asset, the appropriate discount rate selected in order to measure the risk inherent in each future cash flow stream, the assessment of each asset’s life cycle, and competitive trends impacting the asset and each cash flow stream. No assurances can be given that the underlying assumptions used to prepare the discounted cash flow analysis will not change. For these and other reasons, actual results may vary significantly from estimated results. The methodologies and significant assumptions utilized to value the intangible assets include using a discount rate that reflected the risks inherent in the cash flow stream as well as the nature of the asset.

4.	Unaudited Pro forma Combined Statement of Operations Adjustments Related to the Acquisition for the Year Ended September 31, 2017.

4(a)	Represents the recognition of the pro forma amortization expense of $327,524 on the portion of the purchase price allocated to definite-lived intangible assets as follows:

	Fair Value	Estimated Useful Life (years)	Amortization Expense
Technology	$690,000	7	$98,571
Customer relationships	660,000	7	94,286
Trade names	240,000	5	48,000
Employment contracts	260,000	3	86,667
	1,850,000		$327,524

Amortization expense has been calculated using the straight-line method over the estimated useful lives. The effect of a 10% increase or decrease in estimated fair value would result in an increase or decrease in amortization expense of $32,752 for the year ended September 30, 2017. Under US GAAP, Genasys did not incur amortization expense related to intangible assets during the period.

4(b)

Reflects the elimination of direct transaction costs incurred by the Company and Genasys related to the Acquisition that are reflected in the historical statement of operations as of September 30, 2017. These costs have been eliminated in the unaudited pro forma combined statement of operations since these costs are nonrecurring in nature. These charges include financial advisory fees, legal, accounting, and other professional fees that are directly related to the Acquisition.

4(c)	Reflects the elimination of amortization related to Genasys' historical intangible assets and capitalized development costs.

4(d)	Reflects the elimination of interest expense related to indebtedness that was retired at closing of the Acquisition.

4(e)	There was no tax effect given to the adjustments in the pro forma Statement of Operations due to the net operating loss carryforwards available.

5.	Unaudited Pro forma Combined Statement of Operations Adjustments Related to the Acquisition for the Three Months Ended December 31, 2017.

5(a)	Represents the recognition of the pro forma amortization expense of $81,881 on the portion of the purchase price allocated to definite-lived intangible assets as follows:

			Amortization Expense
			for the three
	Fair Value	Estimated Useful Life (years)	months ended December 31, 2017
Technology	$690,000	7	$24,643
Customer relationships	660,000	7	23,571
Trade names	240,000	5	12,000
Employment contracts	260,000	3	21,667
	$1,850,000		$81,881

Amortization expense has been calculated using the straight-line method over the estimated useful lives. The effect of a 10% increase or decrease in estimated fair value would result in an increase or decrease in amortization expense of $8,188 for the three months ended December 31, 2017. Under US GAAP, Genasys did not incur amortization expense related to intangible assets during the period.

5(b)

Reflects the elimination of direct transaction costs incurred by the Company and Genasys related to the Acquisition that are reflected in the historical statement of operations. These costs have been eliminated in the unaudited pro forma combined statement of operations since these costs are nonrecurring in nature. These charges include financial advisory fees, legal, accounting, and other professional fees that are directly related to the Acquisition.

5(c)	Reflects the elimination of amortization for Genasys' historical intangible assets and capitalized development costs.

5(d)	Reflects the elimination of interest expense related to indebtedness that was retired at closing of the Acquisition

5(e)	There was no tax effect given to the adjustments in the pro forma Statement of Operations due to the net operating loss carryforwards available.

6.	Earnings Per Share

The unaudited pro forma combined basic and diluted earnings per share calculations are based on the consolidated basic and diluted earnings per shares of LRAD.

	Fiscal Year Ended September 30, 2017	Three Months Ended December 31, 2017
Pro forma net income attributable to LRAD	$(675,847)	$(1,672,902)

Historical weighted -average number of common shares outstanding
Basic and diluted	31,855,430	32,236,039

Pro forma net income per common share
Basic and diluted	$(0.02)	$(0.05)